       10.23.001



                   TERMINATION OF EMPLOYMENT CONTRACT


        This Termination Agreement made effective the 1st day of July, 1994 by and between INVESTORS INSURANCE CORPORATION a corporation organized and existing under the laws of the State of Delaware with its executive office in Jacksonville, Florida (hereinafter referred to as "Corporation") and RONALD W. HAYES (hereinafter referred to as "Employee").

        WHEREAS, the Corporation and Employee entered into an Employment Contract dated December 30, 1991, which permits either party to terminate the Agreement with ninety (90) days written notice; and

        WHEREAS, the Corporation no longer desires to employ the Employee;
and

        WHEREAS, the Employee no longer desires to render services to the Corporation.

        NOW, THEREFORE, in consideration of the promises and covenants herein set forth, the parties hereto, intending to be legally bound hereby, agree as follows;

        The Employment Agreement, dated December 30, 1991, shall be terminated effective at 12:00 midnight on June 30, 1994.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


Attest:                                   INVESTORS INSURANCE CORPORATION


                                          By:

       Susan F. Powell, Secretary           Melvin C. Parker, President






       Witness                              Ronald W. Hayes, Employee












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